UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

Stonepeak Warrant Amendments

As previously disclosed, on August 2, 2019, Evolve Transition Infrastructure LP (“Evolve”) issued that certain Warrant Exercisable for Junior Securities to Stonepeak Catarina Holdings LLC (“Stonepeak”), which was amended by Amendment No. 1 to Warrant Exercisable for Junior Securities, dated February 24, 2021, Amendment No. 2 to Warrant Exercisable for Junior Securities, dated May 4, 2021, and Amendment No. 3 to Warrant Exercisable for Junior Securities, dated August 2, 2021 (as amended, the “Warrant”). The Warrant may be exercised at any time and from time to time until the later of August 2, 2026 and the date 30 days after the date on which all of the Class C Preferred Units representing limited partner interests in Evolve (“Class C Preferred Units”) have been redeemed for a number of Junior Securities (as defined in the Warrant) equal to 10% of each applicable class of Junior Securities Deemed Outstanding (as defined in the Warrant) as of the exercise date.

As previously disclosed, on November 16, 2020, Evolve and Stonepeak entered into a letter agreement (the “Stonepeak Letter Agreement”), and in accordance with the Stonepeak Letter Agreement, on October 29, 2021, Evolve received written notice of Stonepeak’s election to receive distributions on the Class C Preferred Units for the quarter ended September 30, 2021 in common units representing limited partner interests in Evolve (“Common Units”). In accordance with the Stonepeak Letter Agreement, Evolve will issue 10,832,186 Common Units (the “Q321 Stonepeak Units”) to Stonepeak on November 22, 2021.

As previously disclosed, Evolve’s Long-Term Incentive Plan, effective March 6, 2015 (the “LTIP”), provides that upon the issuance of additional Common Units from time to time, the maximum number of Common Units that may be delivered or reserved for delivery with respect to the LTIP shall be automatically increased (such increase, the “LTIP Increase”) by a number of Common Units equal to the lesser of (i) fifteen percent (15%) of such additional Common Units, or (ii) such lesser number of Common Units as determined by the board of directors (the “Board”) of Evolve Transition Infrastructure GP LLC, the sole general partner of Evolve (the “General Partner”).

On October 29, 2021, the Board determined that the LTIP Increase with respect to the Q321 Stonepeak Units will be fifteen percent (15%), resulting in an additional 1,624,828 Common Units being reserved for delivery with respect to the LTIP.

On November 5, 2021, Evolve and Stonepeak entered into Amendment No. 4 to Warrant Exercisable for Junior Securities (“Stonepeak Warrant Amendment No. 4”) to exclude from the Warrant the 1,624,828 Common Units included in the LTIP Increase resulting from the issuance of the Q321 Stonepeak Units.

The foregoing description of Stonepeak Warrant Amendment No. 4 does not purport to be complete and is qualified in its entirety by the full text of Stonepeak Warrant Amendment No. 4, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As previously disclosed, on November 3, 2021, the Board appointed Randall Gibbs as Chief Executive Officer of the General Partner, Mike Keuss as the President and Chief Operating Officer of the General Partner and Jonathan Hartigan as the President and Chief Investment Officer of the General Partner, with each such appointment becoming effective on December 1, 2021 (the “New Executives”). Prior to December 1, 2021, each of Messrs. Gibbs, Keuss and Hartigan will serve as employees of the General Partner.

In connection with the hiring of the New Executives, the New Executives were issued (i) a total of 14,100,000 Common Units in the form of inducement awards as an inducement material to each of the New Executives becoming employees of the General Partner in accordance with Section 711(a) of the NYSE American Company Guide, and (ii) a total of 3,600,000 Common Units in the form of awards pursuant to Evolve’s existing long-term incentive plan (such 17,700,000 Common Units, collectively, the “New Executive Units”).

On November 9, 2021, the Board determined that the LTIP Increase with respect to the New Executive Units will be fifteen percent (15%), resulting in an additional 2,655,000 Common Units being reserved for issuance under the LTIP.

Pursuant to the terms of the Warrant, the New Executive Units would be included in Junior Securities Deemed Outstanding.  As a result, on November 9, 2021, Evolve and Stonepeak entered into Amendment No. 5 to Warrant Exercisable for Junior Securities (“Stonepeak Warrant Amendment No. 5”) to exclude from the Warrant both the New Executive Units and the 2,655,000 Common Units included in the LTIP Increase resulting from the issuance of the New Executive Units.

The foregoing description of Stonepeak Warrant Amendment No. 5 does not purport to be complete and is qualified in its entirety by the full text of Stonepeak Warrant Amendment No. 5, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 4 to Warrant Exercisable for Junior Securities, dated November 5, 2021.
10.2	Amendment No. 5 to Warrant Exercisable for Junior Securities, dated November 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: November 10, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

4